QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of First PacTrust Bancorp, Inc. of our report dated February 25, 2011, relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of First PacTrust Bancorp, Inc. for the year ended December 31, 2010, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP Crowe Horwath LLP

Costa Mesa, California
November 1, 2011

QuickLinks

  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM